UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 16, 2007
ATARI, INC.
(Exact name of registrant as specified in charter)
DELAWARE
(State or other jurisdiction
of incorporation or organization)
Commission File Number: 0-27338
13-3689915
(I.R.S. employer identification no.)
417 FIFTH AVENUE
NEW YORK, NEW YORK 10016
(Address of principal executive
offices, including zip code)
(212) 726-6500
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     (c) On May 16, 2007, the Board of Directors of Atari, Inc. (the “Company”) elected Arturo Rodriguez, age 31, to serve as acting Chief Financial Officer until somebody is elected to serve permanently in that capacity. Mr. Rodriguez is the Vice President — Controller (principal accounting officer) of the Company. He will continue to serve in that capacity while he holds the position of acting Chief Financial Officer.
Mr. Rodriguez joined the Company in June 2000, as Senior Manager of Financial Reporting. Since then, he has held the positions of Director of Accounting and Financial Reporting, Assistant Controller-Accounting and Financial Reporting and Vice President of Accounting and Financial Reporting.
There is no arrangement or understanding between Mr. Rodriguez and any other person pursuant to which he was or is to be selected as an officer of the Company. There is no family relationship between Mr. Rodriguez and any other officer or any director of the Company. Mr. Rodriguez did not have a direct or indirect interest in any transaction since the beginning of the Company’s fiscal year ended March 31, 2007, and does not have a direct or indirect interest in any currently planned transaction, in which the Company was or is to be a participant, other than Mr. Rodriguez’s relationship as an employee of the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATARI, INC.
By:	/s/ David R. Pierce
David R. Pierce
President and Chief Executive Officer

Date: May 22, 2007

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